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                                                                    Exhibit 23.1
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 3, 1999, on the financial statements and financial statement schedules included in the Joint Annual Report of Starwood Hotels & Resorts and Starwood Hotels & Resorts Worldwide, Inc., on Form 10-K and to all references to our Firm included in this Registration Statement.


                                  ARTHUR ANDERSEN LLP


New York, New York
April 6, 1999